The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-204623

Subject to Completion

Preliminary Prospectus Supplement dated April 28, 2016

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 1, 2015)

4,000,000 Shares

Common Shares of Beneficial Interest

We are offering 4,000,000 common shares of beneficial interest.

Our common shares are traded on the New York Stock Exchange under the symbol “WRE.” The last reported sale price of our common shares on the New York Stock Exchange on April 27, 2016 was $29.31 per share.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 2 of the accompanying prospectus and page 9 of our Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference herein.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1) Assumes no exercise of the underwriters’ option to purchase additional shares as described below.

We have granted the underwriters the option to purchase up to an additional 600,000 common shares of beneficial interest at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment on or about                     , 2016.

J.P. Morgan	Goldman, Sachs & Co.	Morgan Stanley

The date of this prospectus supplement is                     , 2016

Prospectus Supplement

You should rely only on the information provided or incorporated by reference in this prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement or any free writing prospectus prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where To Find Additional Information” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “Washington REIT,” “we” and “us” refer to Washington Real Estate Investment Trust, a Maryland real estate investment trust and all entities owned or controlled by us, except where it is clear that the term means only Washington Real Estate Investment Trust. The term “you” refers to a prospective investor.

References to our “common shares” refer to the common shares of beneficial interest, $0.01 par value per share, of Washington Real Estate Investment Trust.

S-ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Documents we subsequently file with the SEC and incorporate by reference will also contain forward-looking statements. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that any transactions and events described in, or incorporated by reference into, this prospectus supplement will happen as described (or that they will happen at all). In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in, or incorporated by reference into, this prospectus supplement reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (a) the effect of credit and financial market conditions; (b) the availability and cost of capital; (c) fluctuations in interest rates; (d) the economic health of our tenants; (e) the timing and pricing of lease transactions; (f) the economic health of the greater Washington Metro region, or other markets we may enter; (g) changes in real estate and zoning laws and increases in property tax rates; (h) the effects of changes in federal government spending; (i) the supply of competing properties; (j) consumer confidence; (k) unemployment rates; (l) consumer tastes and preferences; (m) our future capital requirements; (n) inflation; (o) compliance with applicable laws, including those concerning the environment and access by persons with disabilities; (p) governmental or regulatory actions and initiatives; (q) changes in general economic and business conditions; (r) terrorist attacks or actions; (s) acts of war; (t) weather conditions and natural disasters; (u) failure to qualify as a real estate investment trust; (v) the availability of and our ability to attract and retain qualified personnel; (w) the effects of changes in capital available to the technology and biotechnology sectors of the economy; (x) our ability to complete expected acquisitions and dispositions on the timetable and terms we expect or at all; and (y) other factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as updated by our subsequent filings.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our subsequent filings.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common shares. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about important risks that you should consider before investing in our common shares.

Washington Real Estate Investment Trust

Washington Real Estate Investment Trust (“Washington REIT”) is a self-administered, self-managed equity real estate investment trust (“REIT”) successor to a trust organized in 1960. Our business consists of the ownership and operation of income-producing real property in the greater Washington, DC metro region. We own a diversified portfolio of office, retail and multifamily properties. Our principal objective is to invest in high quality properties in prime locations, then proactively manage, lease and direct ongoing capital improvement programs to improve their economic performance. As of March 31, 2016, we owned 54 properties, consisting of 25 office properties, 16 retail centers and 13 multifamily properties.

Our principal offices are located at 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006. Our telephone number there is (202) 774-3200. We maintain a website at www.washreit.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus supplement.

Additional information about us is included in documents incorporated by reference into this prospectus supplement. See “Incorporation By Reference” on page S-11 of this prospectus supplement.

Recent Developments

On April 26, 2016, Washington REIT entered into two separate purchase and sale agreements with BSREP II Office Holding LLC. The two agreements, taken together, are expected to effectuate the sale of six suburban Maryland office assets, encompassing in total approximately 1.2 million net rentable square feet. The sales prices under the two agreements aggregate to $240.0 million.

As noted above, the dispositions consist of two independent transactions, each of which is expected to close pursuant to a separate purchase and sale agreement. The projected closing dates under Purchase and Sale Agreement #1 and Purchase and Sale Agreement #2 are June 15, 2016 and September 15, 2016, respectively. The deposits under the two agreements aggregate to $10.0 million. There can be no assurance that either one or both of the transactions will be completed on the expected timetable or at all.

The properties and purchase prices under each of the purchase and sale agreements are as follows:

Purchase and Sale Agreement #1 ($111.5 million):

•	6110 Executive Boulevard

•	600 Jefferson Plaza

•	Wayne Plaza

•	West Gude Drive

Purchase and Sale Agreement #2 ($128.5 million):

•	51 Monroe Street

•	One Central Plaza

On April 26, 2016, Washington REIT entered into a purchase and sale agreement with AIMCO Riverside Park, L.L.C. to acquire Riverside Apartments, an apartment community in Alexandria, Virginia consisting of 1,222 units and on-site potential for development of additional units, for $244.75 million. The projected closing date under the purchase and sale agreement is May 20, 2016 and the deposit is $12.5 million. There can be no assurance that the transaction will be completed on the expected timetable or at all.

The purchase and sale agreements are subject to closing conditions and other terms and conditions customary for real estate transactions. The purchase and sale agreements contain representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person.

The assertions embodied in those representations and warranties were made solely for the purposes of the purchase and sale agreements and are subject to important qualifications and limitations agreed to by and between the Washington REIT and the other parties thereto in connection with negotiating the purchase and sale agreements. Accordingly, investors should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to investors and were used only for the purposes of conducting certain limited due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our common shares of beneficial interest, see “Description of Common Shares” in the accompanying prospectus.

Issuer	Washington Real Estate Investment Trust, a Maryland real estate investment trust

Common shares of beneficial interest offered by us	4,000,000 common shares of beneficial interest (or 4,600,000 shares if the underwriters exercise their option to purchase additional shares in full)

Common shares of beneficial interest outstanding immediately upon completion of this offering	72,326,177 common shares of beneficial interest (or 72,926,177 shares if the underwriters exercise their option to purchase additional shares in full)

Use of Proceeds	We expect the net proceeds to us from the sale of common shares in this offering, after deducting related underwriting discounts and commissions and estimated expenses, will be approximately $ million (approximately $ million if the underwriters exercise their option to purchase additional shares in full). We intend to use the net proceeds from the sale of our common shares initially to repay borrowings outstanding under our revolving credit facility and subsequently to fund our announced acquisition and for other general corporate purposes. As of April 27, 2016 borrowings under our revolving credit facility bore interest at a weighted average rate of 1.436% per annum and totaled $215 million. The line of credit has a maturity date of June 22, 2019.

Affiliates of certain of the underwriters are lenders under our credit facility. As described above, we may use a portion of the net proceeds from this offering to repay borrowings outstanding from time to time under our unsecured revolving credit facility. As a result, such affiliates will receive their proportionate share of any amount of the unsecured revolving credit facility that is repaid with the proceeds we receive from of this offering.

Restrictions on Ownership and Transfer	Our charter contains restrictions on ownership and transfer of our common shares intended to assist us in maintaining our status as a real estate investment trust for federal and/or state income tax purposes. For example, our declaration of trust generally restricts any person from actually or constructively owning more than 9.8% of the value of the aggregate of the outstanding shares, subject to certain conditions. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk Factors	Investing in our common shares involves a high degree of risk and the purchasers of our common shares may lose their entire investment.

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors that you should consider before making a decision to invest in our common shares.

NYSE symbol	WRE

RISK FACTORS

Investment in any common shares offered pursuant to this prospectus supplement involves risks. You should carefully consider any specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K, as updated by our subsequent filings. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our common shares. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant part of your investment in our common shares.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common shares initially to repay borrowings outstanding under our revolving credit facility and subsequently to fund our announced acquisition and for other general corporate purposes. As of April 27, 2016 borrowings under our revolving credit facility bore interest at a weighted average rate of 1.436% per annum and totaled $215 million. The line of credit has a maturity date of June 22, 2019.

Affiliates of the underwriters are lenders under our $600 million revolving credit facility. Because affiliates of each underwriter are lenders under our revolving credit facility, an underwriter or its affiliate may receive more than 5% of the proceeds of this offering to the extent that we use net proceeds to repay borrowings outstanding under the facility. See “Underwriting.”

UNDERWRITING

We are offering the common shares described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of common shares listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC

Total	4,000,000

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $         per share from the initial public offering price. After the initial offering of the shares to the public, the offering price and other selling terms may be changed by the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 600,000 additional common shares from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional common shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per common share less the amount paid by the underwriters to us per common share. The underwriting fee is $         per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $            .

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any common shares or any securities convertible into or exercisable or exchangeable or exercisable for any common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any common shares or any such other securities, whether any of these transactions are to be settled by the delivery of common shares or such other securities, in cash or otherwise), in each case without the prior written consent of J. P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC for a period of 60 days after the date of this prospectus supplement, other than the common shares to be sold hereunder and any common shares issued upon the exercise of options granted under our existing management incentive plans.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J. P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for our common shares (including, without limitation, common shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any common shares or any security convertible into or exercisable or exchangeable for our common shares, in each case other than (A) the common shares to be sold pursuant to this offering, (B) transfers of common shares as a bona fide gift or gifts, and (C) distributions of common shares to members or stockholders of the holder that do not involve a disposition for value; provided that in the case of any transfer or distribution pursuant to clause (B) or (C), each donee or distributee shall execute and deliver to the representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above).

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The common shares which are the subject of this prospectus supplement do not represent units in a collective investment scheme which is authorized or recognized by the Monetary Authority of Singapore (MAS) under Section 286 or 287 of the Securities and Futures Act (Chapter 289 of Singapore) (SFA) and this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the SFA. This prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares will not be circulated or distributed, nor will the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than institutional investors as defined in Section 4A of the SFA or relevant regulations thereunder.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial and investment banking, advisory, investment management, investment research, sales and trading, principal investment, hedging, market making, brokerage and other financial and non-financial services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Affiliates of J. P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are lenders under our unsecured credit agreement, which has a revolving credit facility capacity of $600 million that matures in June 2019. Because affiliates of each underwriter are lenders under our revolving credit facility, an underwriter or its affiliate may receive more than 5% of the proceeds of this offering to the extent that we use net proceeds to repay borrowings outstanding under the facility.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

A summary of the material federal income tax considerations to you as a prospective holder of our common shares of beneficial interest is set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on February 26, 2016 (the “Tax Form 8-K”), and incorporated by reference in and supplemented by this prospectus. The summary in the Tax Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from the acquisition, holding, and disposition of any of our securities. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of the common shares of beneficial interest.

LEGAL MATTERS

Hogan Lovells US LLP will pass upon the legality of our common shares offered by this prospectus supplement and the accompanying prospectus. Certain legal matters will be passed upon for the underwriters by Goodwin Procter LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016;

•	our Quarterly Report on Form 10-Q filed with the SEC on April 28, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2016 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015);

•	our Current Reports on Form 8-K filed with the SEC on February 19, 2016, February 26, 2016 and April 27, 2016 (but only with respect to Item 1.01 thereof); and

•	the description of our common shares contained in our Registration Statement on Form 8-A filed on December 4, 1998, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Information in this prospectus supplement may add to, update or change information in a previously filed document incorporated by reference in this prospectus supplement. In that case, you should rely on the information in this prospectus supplement. Information in a document filed after the date of this prospectus supplement may add to, update or change information in this prospectus supplement or in a previously filed document incorporated by reference in this prospectus supplement. In that case, you should rely on the information in the later filed document.

You may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. Please direct your request to:

Investor Relations, Washington REIT, 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006, (202) 774-3200.

PROSPECTUS

WASHINGTON REAL ESTATE INVESTMENT TRUST

1175 EYE STREET, NW

SUITE 1000

WASHINGTON, D.C. 20006

(202) 774-3200

COMMON SHARES

PREFERRED SHARES

DEPOSITARY SHARES

COMMON SHARE WARRANTS AND RIGHTS

DEBT SECURITIES

Washington Real Estate Investment Trust, a Maryland real estate investment trust, may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	common shares of beneficial interest,

•	preferred shares of beneficial interest,

•	depositary shares representing our preferred shares,

•	warrants to purchase common shares,

•	rights to purchase common shares, and

•	unsecured senior or subordinate debt securities.

Our common shares, preferred shares, depositary shares, warrants, rights, and debt securities are referred to herein collectively as the “securities.” We may offer the securities in any combination, separately, together or as units with other offered securities, in one or more separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms and conditions that may apply to the securities and the general manner in which they may be offered. The specific terms and conditions of any securities being offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be provided in prospectus supplements to this prospectus. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in any of the securities.

We may sell the offered securities in one or more ways: directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers in a single offering or on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 34. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “WRE”. On May 27, 2015, the last reported sale price of our common shares on the NYSE was $25.13 per share. Our principal executive offices are located at 1175 Eye Street, NW, Suite 1000, Washington, D.C. 20006 and our telephone number is (202) 774-3200.

        Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as in other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Incorporation of Certain Information by Reference” and “Where to Find Additional Information” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, to the extent required, a prospectus supplement will be provided and it will be attached to this prospectus. The prospectus supplement will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings “Where to Find Additional Information,” “Incorporation of Certain Information by Reference” and any additional information you may need before making an investment decision.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” on page 37 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents that we incorporate by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will also contain forward-looking statements. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that any transactions and events described in, or incorporated by reference into, this prospectus will happen as described (or that they will happen at all). In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in, or incorporated by reference into, this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (a) the effect of credit and financial market conditions; (b) the availability and cost of capital; (c) fluctuations in interest rates; (d) the economic health of our tenants; (e) the timing and pricing of lease transactions; (f) the economic health of the greater Washington Metro region, or other markets we may enter; (g) changes in real estate and zoning laws and increases in property tax rates; (h) the effects of changes in federal government spending; (i) the supply of competing properties; (j) consumer confidence; (k) unemployment rates; (l) consumer tastes and preferences; (m) our future capital requirements; (n) inflation; (o) compliance with applicable laws, including those concerning the environment and access by persons with disabilities; (p) governmental or regulatory actions and initiatives; (q) changes in general economic and business conditions; (r) terrorist attacks or actions; (s) acts of war; (t) weather conditions and natural disasters; (u) failure to qualify as a real estate investment trust; (v) the availability of and our ability to attract and retain qualified personnel; and (w) other factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as updated by our subsequent filings.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our subsequent filings.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K, as updated by our subsequent filings. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus and the accompanying prospectus supplement, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant part of your investment in our securities.

WASHINGTON REAL ESTATE INVESTMENT TRUST

Washington Real Estate Investment Trust (“Washington REIT”) is a self-administered real estate investment trust (“REIT”) successor to a trust organized in 1960. Our business consists of the ownership and operation of income-producing real property in the greater Washington, DC metro region. We own a diversified portfolio of office, retail and multifamily properties. Our principal objective is to invest in high quality properties in prime locations, then proactively manage, lease and direct ongoing capital improvement programs to improve their economic performance. As of March 31, 2015, we owned 55 properties, consisting of 25 office properties, 17 retail centers and 13 multifamily properties.

Our principal offices are located at 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006. Our telephone number there is (202) 774-3200. We maintain a website at www.washreit.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus or the accompanying prospectus supplement.

Additional information about us is included in documents incorporated by reference into this prospectus. See “Where to Find Additional Information” on page 37 of this prospectus and “Incorporation of Certain Information by Reference” on page 37 of this prospectus. All references to “Washington REIT,” “we,” “our” and “us” in this prospectus means Washington Real Estate Investment Trust, a Maryland real estate investment trust, and all entities owned or controlled by us, except where it is clear that the term means only Washington REIT. The term “you” refers to a prospective investor.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of offered securities under this prospectus for general business purposes, including, without limitation, working capital, the acquisition, renovation, expansion, improvement, development or redevelopment of income-producing properties or the repayment of debt. We may also use the net proceeds to acquire another REIT or other company that invests in income producing properties, although we do not have a specific plan to do so. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth Washington REIT’s ratios of earnings to fixed charges for the periods shown:

	Three Months Ended March 31,			Year Ended December 31,
	2015	2014		2014	2013		2012	2011		2010
Ratio of earnings to fixed charges	2.86x	0.82x	(a)	1.05x	0.98	(b)	1.10x	0.75	(c)	0.81	(d)
Ratio of earnings to combined fixed charges and preferred share dividends	2.86x	0.82x	(a)	1.05x	0.98	(b)	1.10x	0.75	(c)	0.81	(d)

(a)	Due to our loss from continuing operations during the quarter ended March 31, 2014, the earnings to fixed charges ratio was less than 1:1. Additional earnings of $2.7 million were required to achieve a ratio of 1:1.
(b)	Due to our loss from continuing operations during the year ended December 31, 2013, the earnings to fixed charges ratio was less than 1:1. Additional earnings of $1.4 million were required to achieve a ratio of 1:1.
(b)	Due to our loss from continuing operations during the year ended December 31, 2011, the earnings to fixed charges ratio was less than 1:1. Additional earnings of $15.6 million were required to achieve a ratio of 1:1.
(c)	Due to our loss from continuing operations during the year ended December 31, 2010, the earnings to fixed charges ratio was less than 1:1. Additional earnings of $11.9 million were required to achieve a ratio of 1:1.

We computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations plus fixed charges. “Fixed charges” consist of interest expense, including interest costs capitalized, and the amortized costs of debt issuance.

We computed the ratios of earnings to combined fixed charges and preferred share dividends by dividing earnings by combined fixed charges and preferred share dividends. For purposes of determining the ratio of earnings to combined fixed charges and preferred share dividends, “earnings” consist of income from continuing operations plus fixed charges. “Combined fixed charges and preferred share dividends” consist of interest expense, including interest costs capitalized, the amortized costs of debt issuance and preferred share dividends, if any. Washington REIT did not pay any preferred share dividends during the periods shown.

DESCRIPTION OF SHARES

The following is a summary of provisions of Washington REIT’s shares of beneficial interest as of the date of this prospectus. This summary does not completely describe Washington REIT’s shares of beneficial interest. For a complete description of Washington REIT’s shares of beneficial interest, we refer you to Washington REIT’s declaration of trust and bylaws, each as amended and each of which is incorporated by reference in this prospectus. See “Where to Find Additional Information.”

General

Washington REIT’s declaration of trust provides that it is authorized to issue up to 110,000,000 shares of beneficial interest (which we refer to in this prospectus as shares) consisting of 100,000,000 common shares of beneficial interest, par value $.01 per share, which are referred to in this prospectus as Washington REIT’s “common shares,” and 10,000,000 preferred shares of beneficial interest, par value $.01 per share, which are referred to in this prospectus as Washington REIT’s “preferred shares.” As of May 29, 2015, there were 68,150,437 common shares outstanding and no preferred shares outstanding.

Washington REIT’s declaration of trust, as permitted by Maryland law, contains a provision that permits our board of trustees, without shareholder approval, to amend the declaration of trust to increase the aggregate number of authorized common shares. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by Washington REIT’s shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Washington REIT’s securities may be listed or traded.

Maryland’s statutory law governing real estate investment trusts formed under Maryland law, and Washington REIT’s declaration of trust and bylaws, provide that none of its shareholders will be personally liable, by reason of such shareholder’s status as a shareholder, for any of its obligations. Washington REIT’s declaration of trust and bylaws further provide that it will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that Washington REIT shall reimburse each shareholder for reasonable expenses in advance of final disposition of a proceeding to which the shareholder has been made or threatened to be made a party by reason of such status.

Washington REIT’s declaration of trust provides that, subject to the provisions of any class or series of preferred shares then outstanding and to the mandatory provisions of applicable law, its shareholders are entitled to vote only on the following matters:

•	election or removal of trustees;

•	amendment of the declaration of trust (except as otherwise provided in the declaration of trust, including an amendment to increase the number of authorized common shares);

•	Washington REIT’s termination;

•	Washington REIT’s merger or consolidation with another entity, or the sale of all or substantially all of Washington REIT’s property; and

•	such other matters with respect to which the board of trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification

Except with respect to these matters, no action taken by Washington REIT’s shareholders at any meeting binds the board of trustees.

DESCRIPTION OF COMMON SHARES

Authorization and Issuance

All common shares offered by this prospectus will be duly authorized, and, when issued, will be fully paid and nonassessable.

Voting Rights of Holders of Common Shares

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of beneficial interest, the holders of common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election. In the future, Washington REIT may issue a series of preferred shares that votes together with the common shares as a single class.

Dividends, Liquidation and Other Rights

Holders of our common shares will be entitled to receive dividends when, as and if authorized by our board of trustees, as declared by Washington REIT, out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our shareholders in the event of any liquidation, dissolution or winding up of Washington REIT’s affairs, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights, if any, of holders of any other class or series of our shares and to the provisions of our declaration of trust relating to the restrictions on ownership and transfer of our shares.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any Washington REIT securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust, all common shares will have equal dividend, liquidation and other rights.

Power to Classify and Reclassify Preferred Shares and Issue Additional Common Shares or Preferred Shares

Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares from time to time into one or more classes or series of preferred shares. Prior to issuance of preferred shares of each class or series, the board of trustees is required by the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the Maryland REIT Law, and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares and subject to the express terms of any class or series of shares then outstanding, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest. No preferred shares are presently outstanding.

To permit us increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, our declaration of trust allows us to issue additional common shares and to classify unissued preferred shares and thereafter to issue the classified shares without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of common shares or might otherwise be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A.

Exchange Listing

Washington REIT’s common shares are listed on the New York Stock Exchange under the symbol “WRE.”

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our declaration of trust and bylaws.

Number of Trustees; Vacancies

Our declaration of trust provides that the number of trustees on our board of trustees will be fixed exclusively by our board of trustees pursuant to our bylaws. Our bylaws provide that our board of trustees will consist of not less than the minimum required by the Maryland REIT Law and not more than eleven trustees. We currently have nine trustees. Our declaration of trust and bylaws provide that, except as otherwise provided in the terms of any class or series of our shares, any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, unless the vacancy occurring through removal has already been filled by the shareholders, and any trustee elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred. Under Maryland law and pursuant to our declaration of trust, our board of trustees is divided into three classes, Class I, Class II and Class III, with the trustees of each class serving until the third annual meeting after their election and until their successors are duly elected and qualify.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of our shares to elect or remove one or more trustees, a trustee may be removed from office only with cause and then only by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote generally in the election of trustees.

Business Combinations

Under the Maryland General Corporation Law, or MGCL, as applicable to Maryland REITs, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland REIT and any person who beneficially owns ten percent or more of the voting power of the REIT’s shares or an affiliate of the REIT who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting shares of beneficial interest of the REIT, or an Interested Shareholder, or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must generally be recommended by the board of trustees of such REIT and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the REIT and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the REIT other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the REIT’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the REIT prior to the time that the Interested Shareholder becomes an Interested Shareholder. A person is not an Interested Shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an Interested Shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board.

We have not elected to opt-out of the business combination statute. The business combination statute may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control of us under circumstances that otherwise could provide our shareholders with the opportunity to realize a premium over the then-current market price or that our shareholders may otherwise believe is in their best interests.

Control Share Acquisitions

The MGCL, as applicable to Maryland REITs, provides that a holder of “control shares” of a Maryland REIT acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the REIT. “Control shares” are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (a) one-tenth or more but less than one-third, (b) one-third or more but less than a majority, or (c) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the REIT to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the REIT may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the REIT may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of shareholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the REIT is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the REIT.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of Washington REIT’s shares of beneficial interest. There can be no assurance that this provision will not be amended or eliminated at any time in the future, and may be amended or eliminated with retroactive effect.

Merger, Amendment of Declaration of Trust and Bylaws

Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with, or convert into, another entity unless recommended by the board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. Under our declaration of trust, we cannot dissolve, merge with another entity, sell all or substantially all of our assets, or amend our declaration of trust without the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Our board of trustees may amend the declaration of trust, without any action by the shareholders, (a) to qualify as a real estate investment trust under the Internal Revenue Code or the Maryland REIT Law, (b) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the MGCL (e.g., to change the name of Washington REIT or the par value of any class or series of our shares) and (c) as otherwise provided by the Maryland REIT Law or in the declaration of trust.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our declaration of trust authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, trustee or officer of Washington REIT who is made or threatened to be made a party to the proceeding or (b) any individual who, while a trustee or officer of Washington REIT and at the request of Washington REIT, serves or has served as a trustee, director, officer, member, manager or partner of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, trustee or officer of Washington REIT. The rights to indemnification and advance of expenses provided by our declaration of trust and bylaws vest immediately upon election of a trustee or officer. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of Washington REIT in any of the capacities described above and to any employee or agent of Washington REIT or a predecessor of Washington REIT.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

In addition, we have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Term and Termination

Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any class or series of our shares of beneficial interest then outstanding, after approval by a majority of the entire board of trustees, our shareholders, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve the dissolution of Washington REIT.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders are to be held each year on the date and at the time and place as determined by our board of trustees. Special meetings of shareholders may be called only by our board of trustees, the chairman of our board of trustees, our president or our chief executive officer, or by the secretary of Washington REIT to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter or (b) if the action is advised, and submitted to the shareholders for approval, by the board of trustees and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders is delivered to Washington REIT in accordance with the Maryland REIT Law.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of other business to be considered by shareholders at the annual meeting may be made only (a) pursuant to our notice of the meeting, (b) by our board of trustees or (c) by a shareholder who was a shareholder of record both at the time of giving of notice by the shareholder and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders. Nominations of individuals for election to our board of trustees may be made only (a) by our board of trustees, (b) by a shareholder that has requested that a special meeting be called for the purpose of electing trustees in compliance with our bylaws and that has supplied the information required by our bylaws about each individual whom the shareholder proposes to nominate for election as a trustee or (c) provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of giving of notice by the shareholder and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The business combination provisions of the MGCL, the control share acquisition provisions of the MGCL (if the applicable provision in our bylaws is rescinded), the limitations on removal of trustees, the restrictions on the ownership and transfer of our shares of beneficial interest and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The “unsolicited takeovers” provisions of the MGCL permit our board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement certain takeover defenses that we may not yet have, including a two-thirds vote requirement for removing a trustee.

Restrictions on Ownership

Holders of common shares will be subject to the ownership restrictions of the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF PREFERRED SHARES

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request

General

Our declaration of trust provides that we may issue up to 10,000,000 preferred shares of beneficial interest, par value of $.01 per share. Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares from time to time into one or more classes or series of preferred shares. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT Law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares and subject to the express terms of any class or series of shares then outstanding, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

The rights, preferences, privileges and restrictions of any series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:

(1)	the designation and par value of the preferred shares;

(2)	the voting rights, if any, of the preferred shares;

(3)	the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

(4)	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(5)	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will accumulate;

(6)	the procedures for any auction and remarketing for the preferred shares, if applicable;

(7)	the provision for a sinking fund, if any, for the preferred shares;

(8)	the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

(9)	the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

(10)	the terms and provisions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price (or manner or calculation thereof) and conversion period;

(11)	the terms under which the rights of the preferred shares may be modified, if applicable;

(12)	the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

(13)	any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

(14)	any listing of the preferred shares on any securities exchange;

(15)	if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred shares;

(16)	information with respect to the transfer agent, paying agent and registrar for the preferred shares, and any book-entry procedures, if applicable;

(17)	in addition to those restrictions described below, any other restrictions on the actual and constructive ownership and restrictions on transfer of the preferred shares, in each case as may be appropriate to preserve our status as a REIT; and

(18)	any other specific terms, additional rights, preferences, privileges or restrictions of the preferred shares.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

See “Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws.”

Transfer Agent and Registrar

Washington REIT will select the transfer agent, registrar and dividend reimbursement agent for a series of preferred shares, which will be described in the applicable prospectus supplement. The registrar for preferred shares will send notices to shareholders of any meetings at which holders of preferred shares have the right to vote on any matter.

Restrictions on Ownership

Holders of preferred shares will be subject to the ownership restrictions of the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including distribution, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

Withdrawal of Preferred Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares or other preferred shares, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (a) such termination is necessary to preserve our status as a REIT or (b) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (c) each related preferred share shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred shares depositary with respect to the related preferred shares.

Neither we nor the preferred shares depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

Holders of depositary receipts will be subject to the ownership restrictions of the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF COMMON SHARE WARRANTS

We may issue common share warrants for the purchase of common shares. We may issue common share warrants separately or together with any other offered securities offered by means of this prospectus or any prospectus supplement. Common share warrants may be attached to or separate from the other offered securities. Each series of common share warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent identified therein or in in the applicable prospectus supplement. The warrant agent will act solely as an agent of ours in connection with the common share warrants of a series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common share warrants.

Any prospectus supplement relating to common share warrants will describe the terms of the common share warrants, including, where applicable, the following:

(1)	the title of the common share warrants;

(2)	the aggregate number of the common share warrants;

(3)	the price or prices at which the common share warrants will be issued;

(4)	the currencies in which the price or prices of such common share warrants may be payable;

(5)	the designation, number and terms of the common shares purchasable upon exercise of the common share warrants;

(6)	the designation and terms of any other offered securities with which the common share warrants are issued and the number of such common share warrants issued with each offered security;

(7)	the date, if applicable, on and after which the common share warrants and the related common shares will be separately transferable;

(8)	the price or prices at which and currency or currencies at which the common shares purchasable upon exercise of the common share warrants may be purchased;

(9)	the date on which the right to exercise the common share warrants will commence and the date on which the right will expire;

(10)	the minimum and maximum amount of the common share warrants that may be exercised at any one time;

(11)	information with respect to any book-entry procedures, if any;

(12)	a discussion of material federal income tax considerations; and

(13)	any other material terms of the common share warrants, including terms, procedures and limitations relating to their exchange and exercise.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

(1)	the date for determining the shareholders entitled to the rights distribution;

(2)	the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

(3)	the aggregate number of rights being issued;

(4)	the date, if any, on and after which such rights may be transferable separately;

(5)	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

(6)	a discussion of material federal income tax considerations; and

(7)	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares (after taking into account any options to acquire shares) may be owned, directly or indirectly, or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year.

Our declaration of trust contains restrictions on the ownership and transfer of our shares of beneficial interest that are intended to, among other purposes, assist us in complying with these requirements. Our declaration of trust provides that, subject to the exceptions described below, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares, referred to as the “Aggregate Share Ownership Limit,” or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding common shares, referred to as the “Common Share Ownership Limit.” The Aggregate Share Ownership Limit and the Common Share Ownership Limit are referred to collectively as the “Ownership Limits.”

The declaration of trust further prohibits (a) any person from beneficially or constructively owning shares that would result in Washington REIT’s being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to beneficial or constructive ownership that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code) and (b) any person from transferring shares if such transfer would result in shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares that resulted in a transfer of shares to the charitable trust (as described below), is required to give notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior notice, and provide us with such other information as we may request in order to determine the effect of such transfer, if any, on our status as a REIT.

The board of trustees, in its sole discretion, may exempt a proposed transferee from the Ownership Limits, which transferee is referred to in this prospectus as an “Excepted Holder.” However, the board of trustees may not grant such an exemption to any person if such exemption would result in Washington REIT being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. Also, in order to be considered by the board of trustees as an Excepted Holder, a person must not own, directly or indirectly, an interest in one of our tenants (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. This restriction is designed to ensure that rents from a tenant will qualify as “rents from real property” in satisfying the gross income tests applicable to REITs under the Internal Revenue Code. The person seeking an exemption must represent to the satisfaction of the board of trustees that it will not violate the two foregoing restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the charitable trust. The board of trustees may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT. The board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such an exemption.

In connection with granting a waiver of the Ownership Limits or creating an excepted holder limit or at any other time, the board of trustees may from time to time increase or decrease the Ownership Limits, unless, after giving effect to such decrease or increase, Washington REIT would be “closely held” under Section 856(h) of the

Internal Revenue Code or otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or our shares of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common shares or our shares of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of all classes or series, as applicable, will violate the decreased ownership limit.

Pursuant to the declaration of trust, if any transfer of shares would result in shares being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any transfer of shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the other transfer or ownership limitations described above (a “Prohibited Owner”), then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares held in the charitable trust will be issued and outstanding shares. The Prohibited Owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust (the “Charitable Trustee”) will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the Charitable Trustee will be paid by the recipient of such dividend or other distribution to the Charitable Trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the Charitable Trustee. Any dividend or other distribution so paid to the Charitable Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, effective as of the date that such shares have been transferred to the charitable trust, the Charitable Trustee will have the authority (at the Charitable Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the charitable trust and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible trust action, then the Charitable Trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, the Charitable Trustee must sell the shares held in the charitable trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the declaration of trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Charitable Trustee must distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in our declaration of trust) of such shares on the day of the event causing the shares to be held in the charitable trust and (b) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the charitable trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares have been transferred to the charitable trust, such shares are sold by a Prohibited Owner, then (a) such shares will be deemed to have been sold on behalf of the charitable trust and (b) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess will be paid to the Charitable Trustee upon demand.

In addition, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date that we, or our designee, accepts such offer. We will have the right to accept such offer until the Charitable Trustee has sold the shares held in the charitable trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Charitable Trustee will distribute the net proceeds of the sale to the Prohibited Owner.

All certificates evidencing our shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the Ownership Limits. In addition, each shareholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing restrictions on transferability and ownership will not apply if the board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

The ownership limitations contained in the declaration of trust could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

DESCRIPTION OF DEBT SECURITIES

Washington REIT will issue senior debt securities in one or more series under a senior indenture to be entered into between Washington REIT and a commercial bank we will select to act as senior indenture trustee. Washington REIT will issue subordinated debt securities in one or more series under a subordinated indenture between Washington REIT and a commercial bank we will select to act as subordinated indenture trustee. We use the term indenture trustee to refer to the senior indenture trustee or subordinated indenture trustee, as appropriate. We refer to the senior indenture and the subordinated indenture together as the indentures and individually as an indenture. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The indentures will be available for inspection at the corporate trust offices of the senior indenture trustee and the subordinated indenture trustee and as described below under “Where to Find Additional Information.” The indentures are subject to and governed by the Trust Indenture Act of 1939.

We describe below some of the terms of the debt securities and some of the provisions of the indentures. We will describe in a prospectus supplement the specific terms of the debt securities and the extent to which the provisions described below apply. The descriptions in this prospectus and the applicable prospectus supplement are not complete and may not contain all of the information that may be important to you. To obtain further information, you should refer to the provisions of the indentures and the debt securities. Capitalized terms used in this summary but not defined have the meaning specified in the indentures.

General

The debt securities will be direct, unsecured obligations of Washington REIT. The senior debt securities will rank equally with all other unsecured and unsubordinated debt of Washington REIT. Payments on the subordinated debt securities will be subordinated to the prior payment in full of Washington REITs senior debt, as described in this section under “Subordination.” Each indenture provides that Washington REIT may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or under authority granted by, a resolution of Washington REITs board of trustees or as established in one or more supplemental indentures. Washington REIT may issue debt securities with terms different from those of debt securities previously issued. Debt securities of one series may be issued at different times and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities and whether the debt securities are senior or subordinated;

•	the aggregate principal amount of the debt securities of the series and any limit on the aggregate principal amount;

•	whether such debt securities are to be issuable in global form or in registered securities;

•	the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which Washington REIT will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the terms and conditions, if any, upon which Washington REIT is required to, or may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which Washington REIT will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon Washington REIT in respect of the debt securities of the series or the indenture may be served, if different than the corporate trust office of the trustee;

•	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of Washington REIT or any other Person or into any other securities;

•

if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in U.S. dollars for any purpose, and the ability, if any, of Washington REIT or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

•	whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “indexed securities”) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or event of default with respect to debt securities of the series or any guarantee;

•	whether the securities will be secured;

•	the covenants subject to covenant defeasance;

•	the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

•	the identity of the depositary for the global debt securities;

•	the circumstances under which Washington REIT or any guarantor will pay additional amounts on such securities in respect of any tax, assessment, or other governmental charge and whether Washington REIT will have the option to redeem such securities rather than pay the additional amounts;

•	if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

•	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

•	if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

•	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities of the series may be listed;

•	the price or prices at which the debt securities of the series will be sold;

•	if debt securities issuable in global form are to be issuable in definitive form, then the forms and terms related to such issuance;

•	the person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the manner in which any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•	any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the indenture; and

•	any other terms of debt securities of the series and any deletions from or modifications or additions to the indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

Washington REIT may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the indentures will not contain any provisions that would limit the ability of Washington REIT to incur indebtedness or to substantially reduce or eliminate Washington REITs consolidated assets, which may have a material adverse effect on the ability of Washington REIT to service Washington REITs indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving Washington REITs management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving Washington REIT or its affiliates.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of Washington REIT or an agent of Washington REIT in The City of New York. However, Washington REIT, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but Washington REIT may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, Washington REIT will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the indenture:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•	the principal amount of any indexed security that shall be deemed to be outstanding for these purposes shall be the principal amount of the indexed security determined on the date of its original issuance, unless otherwise provided in the indenture,

•	the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•	a debt security owned by Washington REIT or any obligor on the debt security or any affiliate of Washington REIT or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at Washington REIT’s option or may be subject to mandatory redemption by Washington REIT as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by Washington REIT at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants

Existence

Except as described under the section below entitled “Merger, Consolidation or Sale,” Washington REIT will be required to do everything necessary to preserve and keep in full force and effect its existence, rights and franchises. But Washington REIT will not be required to preserve any right or franchise if it determines that the preservation of the right or franchise is no longer desirable in the conduct of its business.

Maintenance of Properties

Washington REIT will be required to cause all of its material properties used or useful in the conduct of its business or any of its Subsidiaries businesses to be maintained and kept in good condition, repair and working order (normal wear and tear, casualty and condemnation excepted) and supplied with all necessary equipment and to cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of Washington REIT may be necessary in order for Washington REIT to at all times properly and advantageously conduct its business carried on in connection with such properties. Washington REIT will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in Washington REITs best interests, (2) discontinuing maintenance or operation of any property if, in Washington REITs reasonable judgment, doing so is in Washington REITs best interest, or (3) selling or otherwise disposing for value its properties in the ordinary course of business.

Insurance

Washington REIT will be required to, and will be required to cause each of its Subsidiaries to, keep in force upon all of its insurable properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which Washington REIT and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims

Washington REIT will be required to pay or discharge before they become delinquent (1) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of Washington REIT or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a material lien upon the property of Washington REIT or any Subsidiary. But Washington REIT will not be required to pay or discharge any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Additional Covenants

The applicable prospectus supplement will describe any additional covenants of Washington REIT relating to any series of debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following is an Event of Default with respect to any series of debt securities issued under either indenture:

(1)	default for thirty (30) days in the payment of any installment of interest or additional amounts payable with respect to such interest under the debt securities of that series;

(2)	default in the payment of the principal of or premium, if any, on or, any additional amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

(3)	Washington REIT fails to comply with any of its other agreements contained in the debt securities or the indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the indenture or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than that series) upon receipt by Washington REIT of notice of such default by the trustee or receipt by Washington REIT and the trustee of notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and Washington REIT fails to cure (or obtain a waiver of) such default within sixty (60) days after Washington REIT receives such notice;

(4)	failure to pay any recourse indebtedness for monies borrowed by Washington REIT, any guarantor or any Significant Subsidiary in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to Washington REIT from the trustee (or to Washington REIT and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding debt securities of that series); and

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to Washington REIT, any guarantor or any Significant Subsidiary.

“Significant Subsidiary” means any Subsidiary or group of Subsidiaries that meets either of the following conditions:

•	Washington REIT and its other Subsidiaries investments in and advances to the Subsidiary exceed 10% of the total assets of Washington REIT’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the debt securities or filed with the SEC; or

•	Washington REIT’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of Washington REIT’s and its Subsidiaries total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the debt securities or filed with the SEC.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the trustee has actual knowledge (as such knowledge is described in the indenture) of a default relating to such debt securities.

If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

Each indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or such debt securities, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to the trustee, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of either indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any additional amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, provided that the direction would not conflict with any rule or law or with the applicable indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action or could not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Within 120 calendar days after the close of each fiscal year, Washington REIT must deliver to each trustee an officer’s certificate stating whether or not such certifying officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modifications, Waivers and Meetings

Each indenture permits Washington REIT and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the applicable indenture.

However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts, if any, with respect to, any debt securities, or

•	reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any additional amounts payable with respect to any debt securities or related guarantee or change Washington REIT’s or any guarantor’s obligation to pay additional amounts, or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

•	adversely affect any right of repayment or repurchase at the option of any holder, or

•	change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt security or guarantee is payable, or

•	impair the right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity (or, in the case of redemption on or after the redemption date, or on or after the date for repayment or repurchase), or

•	in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms, or

•	reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the applicable indenture or specified defaults under the applicable indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities; or

•	modify the sections of the applicable indenture setting forth the provisions of such indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of such indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series; or

•	release a guarantor from any of the obligations under a guarantee except as permitted under the applicable indenture; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property.

Each indenture also contains provisions permitting Washington REIT and any guarantor, as applicable, and the trustee, without the consent of the holders of any debt securities, to modify or amend the applicable indenture, among other things:

•	to evidence a successor to Washington REIT or any guarantor, if applicable, as under the indenture, or successive successions, and the assumption by any such successor of the covenants of Washington REIT or any guarantor;

•	to add to the covenants of Washington REIT or any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Washington REIT or any guarantor in the indenture;

•	to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series;

•	to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

•	to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•	to make any change necessary to comply with any requirement of the SEC in connection with the indenture under the Trust Indenture Act;

•	to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any holder in any material respect;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities;

•	to provide for the issuance of additional debt securities, subject to the limitations established in the indenture;

•	to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to add to or change any provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

•	to amend or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding; or

•	to conform the terms of the indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive Washington REIT’s compliance with some of the restrictive provisions of the applicable indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (a) in the payment of the principal of, or premium, if any, or interest, if any, on, and any additional amounts with respect to, the debt securities of that series, (b) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into common equity of Washington REIT, or (c) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Each indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon Washington REIT’s or any guarantor’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Merger, Consolidation and Sale

We may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of our property and assets to, any other entity, provided that the following conditions are met:

•	we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indentures;

•	immediately after giving effect to the transaction, no Event of Default under an indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	either we or the successor entity, in either case, shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture and that all conditions precedent provided for relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and (except in the case of a lease) We shall be discharged from our obligations under the debt securities and the indentures.

Subordination

Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all of Washington REIT’s Senior Debt (including all debt securities issued under the senior indenture) whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of Washington REIT’s assets to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets and liabilities;

•	bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

“Senior Debt” as defined in the subordinated indenture means the principal of and interest on, or substantially similar payments to be made by Washington REIT regarding the following, whether outstanding at the date of execution of the subordinated indenture or subsequently incurred, created or assumed:

(1)	debt of Washington REIT for money borrowed or represented by purchase-money obligations;

(2)	debt of Washington REIT evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

(3)	obligations of Washington REIT as lessee under leases of property either made as part of any sale and leaseback transaction to which Washington REIT is a party or otherwise;

(4)	debt of partnerships and joint ventures that is included in Washington REITs consolidated financial statements;

(5)	debt, obligations and liabilities of others as to which Washington REIT is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which Washington REIT has agreed to purchase or otherwise acquire; and

(6)	any binding commitment of Washington REIT to fund any real estate investment or to fund any investment in any entity making the real estate investment;

in each case other than:

•	any debt, obligation or liability referred to in the preceding clauses as to which the instrument creating or evidencing the debt, obligation or liability, provides that the debt, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

•	any debt, obligation or liability that is subordinated to debt of Washington REIT, to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	the subordinated debt securities. (Section 101 of the subordinated indenture).

At March 31, 2015, Senior Debt aggregated approximately $747.0 million in principal amount, net of premiums and discounts. The subordinated indenture does not restrict the creation of additional Senior Debt.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

Each indenture provided that, upon Washington REIT’s direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by Washington REIT, subject to the survival of specified provisions of each indenture, including (unless the accompanying prospectus supplement provides otherwise) Washington REIT’s obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and Washington REIT’s, or any guarantor’s, if applicable, obligation to pay additional amounts in respect of such debt securities to the extent described below, when:

•	either

(A)	all outstanding debt securities of that series have been delivered to the trustee for cancellation, subject to exceptions, or

(B)	all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and Washington REIT has deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts and (y) the amount of any additional amounts which are or will be payable is at the time of deposit reasonably determinable by Washington REIT, in the exercise of its sole discretion, those additional amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

•	Washington REIT has paid all other sums payable under the indenture with respect to the debt securities of that series (including amounts payable to the trustee); and

•	the trustee has received an officer’s certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of additional amounts, Washington REIT or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, Washington REIT may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself and any guarantor from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)	the obligation to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below;

(B)	the obligations to register the transfer or exchange of those debt securities;

(C)	the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(D)	the obligation to maintain an office or agent of Washington REIT in The City of New York, in respect of those debt securities;

(E)	the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(F)	the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(G)	the rights, powers, trusts, duties and immunities of the trustee; or

•	to be released from its obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of the rights (charter and statutory) and franchises of Washington REIT and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of additional amounts and (y) the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by Washington REIT, in the exercise of its reasonable discretion, the additional amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, Washington REIT shall have given the trustee irrevocable instructions to redeem those debt securities on that date.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Washington REIT is a party or is bound;

•	in the case of legal defeasance, Washington REIT shall have delivered to the trustee an opinion of independent counsel acceptable to the trustee confirming that:

(A)	Washington REIT has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•	in the case of covenant defeasance, Washington REIT shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

•	solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to Washington REIT or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•	Washington REIT shall have delivered to the trustee an officer’s certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event Washington REIT effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, Washington REIT would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust or trusts separate and apart from the trust or trusts administered by any other trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.

We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, each indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of Washington REIT, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with Washington REIT. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

Each indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Notices

All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

BOOK-ENTRY, DELIVERY AND FORM

The debt securities will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of DTC’s nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive debt securities in registered certificated form (“Certificated Notes”)

except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form. Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear in turn will hold interests in such Global Notes as Participants on the books of DTC.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Washington REIT takes no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised Washington REIT that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Washington REIT that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the debt securities for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the debt securities. Under the terms of each indenture, Washington REIT and the trustee will treat the persons in whose names the debt securities, including the Global Notes, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither Washington REIT, the trustee nor any agent of them has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Washington REIT that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised Washington REIT that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the debt securities and only in respect of such portion of the aggregate principal amount at maturity of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the debt securities for legended debt securities in certificated form, and to distribute such debt securities to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

•	DTC (a) notifies Washington REIT that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Washington REIT fails to appoint a successor depositary within 90 days after it receives such notice or of its becoming aware of such cessation;

•	Washington REIT, at its option and subject to DTC’s procedures, notifies the trustee in writing that Washington REIT elects to cause the issuance of the Certificated Notes; or

•	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the debt securities.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes, if any, may be exchanged for beneficial interests in Global Notes.

Same Day Settlement and Payment

The underwriters will settle the debt securities in immediately available funds. Washington REIT will make payments in respect of the debt securities represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Washington REIT will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The debt securities represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such debt securities will, therefore, be required by DTC to be settled in immediately available funds. Washington REIT expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Washington REIT that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the offered securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter, dealer or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, such as an “at the market offering,” or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters or dealers acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Our common shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve cross transactions) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.

Contracts will not be subject to any conditions except the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount of the securities covered by contracts. Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of Washington REIT or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of Washington REIT or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our common shares are listed on the New York Stock Exchange under the symbol “WRE.” Any new securities that issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on June 1, 2015 (the “Tax Form 8-K”), and incorporated by reference in and supplemented by this prospectus.

The following discussion supplements the discussion under the heading “United States Federal Income Tax Considerations” in the Tax Form 8-K. The summary in the Tax Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from the acquisition, holding, and disposition of our common shares, preferred shares and depositary shares, as well as our warrants and rights and certain debt securities that we may issue. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of the securities.

LEGAL OPINIONS

The validity of the offered securities by means of this prospectus and certain tax matters are being passed upon for Washington REIT by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting as of December 31, 2014 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We maintain a website at www.washreit.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or any applicable prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy of the registration statement and any other document we file without charge at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees.

Because our common shares are listed on the New York Stock Exchange, you also may read our reports, proxy statements and other information filed by us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference some information that is contained in other documents we file with the SEC. This means that we may disclose important information by referring you to other documents filed separately with the SEC that contain the information, including documents that we file after the date of this prospectus. The information that is incorporated by reference is considered to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

1.	Our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015;

2.	Our quarterly report on Form 10-Q for the period ending March 31, 2015, filed with the SEC on May 5, 2015;

3.	Our definitive proxy statement filed with the SEC on March 25, 2015 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014);

4.	Our current reports on Form 8-K filed with the SEC on January 20, 2015, January 27, 2015, February 20, 2015, March 5, 2015, May 18, 2015 and June 1, 2015; and

5.	The description of our common shares included in our Registration Statement on Form 8-A, filed with the SEC on December 4, 1998 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus documents that we may file after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Information in this prospectus may add to, update or change information in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in this prospectus. Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus or in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in the later filed document.

You may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. Please direct your request to:

Investor Relations, Washington REIT, 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006, (202) 774-3200.

4,000,000 Shares

Common Shares of Beneficial Interest

Prospectus Supplement

J.P. Morgan

Goldman, Sachs & Co.

Morgan Stanley

                    , 2016